Exhibit 99.1

News Release

Contact information: Rich Stoebe 952.830.3250	5601 Minnesota Drive Suite 400 Minneapolis, MN 55437 www.jostens.com

Jostens’ Michael Bailey Announces Retirement

Jostens’ Senior Vice President Timothy Larson to Succeed Bailey as President and CEO

Minneapolis – January 7, 2008 – Mike Bailey has announced his retirement as president and CEO of Jostens, Inc. Tim Larson, senior vice president and general manager, will succeed Bailey as Jostens president and CEO, effective immediately.

Bailey’s decision follows 29 years of service to Jostens, beginning as a sales representative in 1978. Bailey held a variety of leadership positions at Jostens and was named president and CEO in July, 2004. He is recognized for his commitment and dedication to Jostens’ long-standing tradition of serving educators, students and their parents. Bailey’s tenure as CEO is marked by focusing and strengthening the organization’s core businesses and his commitment to develop talent for key leadership roles in the company.

“I am thankful for everyone at Jostens and for their support, friendship and passion for the business and extend my best wishes for a successful and rewarding future,” said Mike Bailey, retiring president and CEO, Jostens. “Tim has an outstanding track record of performance and leadership. He effectively turns market insights into vision and strategies that are executed to the desired results. He is exactly the leader the company needs given its opportunities and challenges.”

Larson, age 34, started working with Jostens in 1992 as an intern, training sales representatives, students and educators. He has held a variety of leadership positions in general management, technology, e-business and marketing. As vice president of e-business in the late nineties, his vision shaped Jostens leadership on the Internet resulting in Yearbook Avenue®, YearTech® On-Line and Jostens Ring Designer™. He became senior vice president and general manager of Jostens’ Memory Book business in 2005. As general manager, he was responsible for all functions of the business including sales, manufacturing, finance, human resources, marketing and technology.

“We greatly value the opportunity to participate in very special times in people’s lives. It’s a tremendous honor to serve our customers and lead Jostens into a new era,” said Tim Larson, president and CEO, Jostens. “I look forward to working with the entire Jostens team of employees and independent representatives. Together we will build on our collective strengths, while making the necessary changes for our dynamic market and future.”

Larson’s vision to architect innovative solutions for customers and sales representatives has driven significant growth for Jostens. During his leadership, the Memory Book segment has delivered significant sales and earnings growth. The performance was a result of strong execution of strategies to increase customer adoption of new offerings driving both revenue growth and cost reduction. The vision and growth were the basis for the subsequent launch of Jostens’ personal memory book service, OurHubbub™ by Jostens and a long-term partnership with Disney World Resorts®.

Larson was born and raised in Detroit Lakes, Minnesota where he first experienced working with Jostens as a class representative and yearbook editor. He is a graduate of the University of Minnesota. Prior to joining Jostens full time, he worked in sports information for the University of Minnesota.

About Jostens

Minneapolis-based Jostens is a provider of products, programs and services that help people inspire achievement and preserve memories. The company’s products include school yearbooks and memory books, OurHubbub™ brand MemoryBooks, scholastic products such as class rings and graduation products, and products for athletic champions and their fans. Jostens is a subsidiary of Visant Corporation, a marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing market segments.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release may contain “forward-looking statements.” Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions that are intended to identify forward-looking statements and information. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the company or industry results, to differ materially from historical results, any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on estimates and assumptions by our management that, although we believe are reasonable, are inherently uncertain and subject to a number of risks and uncertainties, and you should not place undue reliance on them. Such risks and uncertainties include, but are not limited to, the following: our substantial indebtedness; our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner; competition from other companies; the seasonality of our businesses; the loss of significant customers or customer relationships; fluctuations in raw material prices; our reliance on a limited number of suppliers; our reliance on numerous complex information systems; the reliance of our businesses on limited production facilities; the amount of capital expenditures required at our businesses; labor disturbances; environmental regulations; foreign currency fluctuations and foreign exchange rates; the outcome of litigation; our dependency on the sale of school textbooks; control by our stockholders; Jostens’ reliance on independent sales representatives; the failure of our sampling systems to comply with U.S. postal regulations; levels of customers’ advertising spending; and the textbook adoption cycle and levels of government funding for education spending. These factors could cause actual results to differ materially from historical results or those anticipated or predicted by the forward-looking statements. We caution that the foregoing list of important factors is not exclusive. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.

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